Exhibit 99.1

FOR FURTHER INFORMATION:

AT ABERNATHY MACGREGOR

Claire Walsh

cw@abmac.com

(212) 371-5999

FOR IMMEDIATE RELEASE

October 6, 2020

NN, Inc. Completes Sale of Life Sciences Division

Charlotte, N.C., October 6, 2020 – NN, Inc. (NASDAQ: NNBR), a diversified industrial company, today announced that it has successfully completed the sale of its Life Sciences division to affiliates of American Securities LLC for the purpose of being combined with MW Industries, one of its portfolio companies. As previously disclosed, NN plans to use the estimated $700 million in net proceeds from the sale to further pay down its debt and strengthen its balance sheet.

Warren Veltman, President and CEO, commented, “The divestiture of our Life Sciences division is an important milestone for NN to drive improved performance and generate long-term shareholder value. The proceeds from the sale will enable us to continue to pay down our debt and improve our balance sheet. With increased financial flexibility, we are now better positioned to capitalize on the synergistic assets, talent and global footprint of our Mobile Solutions and Power Solutions businesses to pursue key growth areas that will help drive operating performance, margin improvements and generate increased free cash flow.”

With the proceeds from the transaction, NN expects to reduce its net leverage from approximately 6.1x to approximately 1.8x. Going forward, NN will be well-positioned as a diversified industrial platform with a growth trajectory of approximately $600 million in annual sales over the next five years. The Company will leverage the synergistic offerings of its Mobile Solutions and Power Solutions businesses to unlock growth opportunities within its dynamic end markets, including electric vehicles and charging stations and aerospace and defense.

J.P. Morgan served as NN’s financial advisor and Simpson Thacher & Bartlett LLP served as its legal advisor on the transaction.

About NN, Inc.

NN, Inc., a diversified industrial company, combines advanced engineering and production capabilities with in-depth materials science expertise to design and manufacture high-precision components and assemblies for a variety of markets on a global basis. Headquartered in Charlotte, North Carolina, NN has 30 facilities in North America, Europe, South America, and China.

Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements, are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of NN, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “assumptions”, “target”, “guidance”, “outlook”, “plans”, “projection”, “may”, “will”, “would”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “potential” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology. Factors which could materially affect actual results include, but are not limited to: general economic conditions and economic conditions in the industrial sector, the impacts of the coronavirus (COVID-19) pandemic on the Company’s financial condition, business operations and liquidity, inventory levels, regulatory compliance costs and the Company’s ability to manage these costs, start-up costs for new operations, debt reduction, competitive influences, risks that current customers will commence or increase captive production, risks of capacity underutilization, quality issues, availability and price of raw materials, currency and other risks associated with international trade, the Company’s dependence on certain major customers, and the successful implementation of the global growth plan including development of new products. Similarly, statements made herein and elsewhere regarding pending and completed transactions are also forward-looking statements, including statements relating to the future performance and prospects of an acquired business, the expected benefits of an acquisition on the Company’s future business and operations and the ability of the Company to successfully integrate recently acquired businesses.

For additional information concerning such risk factors and cautionary statements, please see the section titled “Risk Factors” in the Company’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2020. Except as required by law, we undertake no obligation to update or revise any forward-looking statements we make in our press releases, whether as a result of new information, future events or otherwise.

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